                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                              IRWIN FINANCIAL CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              IRWIN FINANCIAL CORP
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

Irwin Financial Corporation   500 Washington Street, Columbus, Indiana 47201
--------------------------------------------------------------------------------
                                         March 30, 2001

Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------
To the Shareholders:
                  The Annual Meeting of Shareholders of Irwin Financial Corporation (the "Corporation") will be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 26, 2001, at 4:00 p.m., Columbus time, for the following purposes:

               1. to elect a Board of Directors to serve for the terms
                  indicated;

               2. to act upon a proposal to approve the 2001 Irwin Financial
                  Corporation Stock Plan;

               3. to hear such reports as may be presented; and

               4. to transact such other business as may properly come before the meeting or any adjournment thereof.

                  Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m. Following the meeting, refreshments will be served.

                  I encourage you to date, sign, and mail the enclosed proxy in the postpaid envelope that is provided. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                  Enclosed with this notice are the Corporation's Annual Report to Shareholders for 2000, the Annual Report on Form 10-K and a Proxy Statement.

                  Matt Souza, Secretary

Proxy Statement of Irwin Financial Corporation
--------------------------------------------------------------------------------
                  For Annual Meeting of Shareholders to be held April 26, 2001

General Information
--------------------------------------------------------------------------------

                  This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation by the Board of Directors of Irwin Financial Corporation (the "Corporation") of proxies to be used at the Corporation's Annual Meeting of Shareholders on Thursday, April 26, 2001, at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, at 4:00 p.m., Columbus time, or any adjournment thereof.

                  The costs of the solicitation of proxies in the accompanying form will be borne by the Corporation. The solicitation of proxies will be limited to the use of the mails.

                  A shareholder who signs and returns a proxy in such form will have the power to revoke it at any time before it is exercised by giving notice of revocation to the Secretary of the Corporation. All shares represented by the accompanying proxy, if the proxy is executed and returned, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder's vote, then the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

                  The main offices of the Corporation are located at 500 Washington Street, Columbus, Indiana 47201.

                  This proxy statement will be mailed to shareholders on or about March 30, 2001.

                           1.

Voting Securities and Principal Holders
--------------------------------------------------------------------------------

                  Only shareholders of record at the close of business on March 9, 2001, will be entitled to vote. On March 9, 2001, there were 21,160,823 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter to be voted on at the meeting.

                  The following information is given as of March 9, 2001, for persons known by management to beneficially own more than 5% of the common shares of the Corporation. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.

                        -------------------------------------------------------------------------------------------
                        Title of                                            Amount and Nature of
                        Class                Name and Address               Beneficial Ownership    % of Class
                        -------------------------------------------------------------------------------------------

                        Common               IFC Trust Under Trust             5,160,592(1)           24.39%
                        Shares               Agreement
                                             dated 6/29/90,
                                             Clementine M. Tangeman,
                                             Donor,
                                             Irwin Miller, Trustee
                                             301 Washington Street
                                             Columbus, Indiana

                        Common               Irwin Miller                    5,310,358(1,2)           25.09%
                        Shares               301 Washington Street
                                             Columbus, Indiana

                        Common               William I. Miller              10,825,827(1,3)           51.16%
                        Shares               500 Washington Street
                                             Columbus, Indiana
                        -------------------------------------------------------------------------------------------

                1. Certain shares owned by the IFC Trust (5,160,592 shares which were donated to the Trust by the Estate of Mrs. Clementine Tangeman) and Mr. Irwin Miller (5,160,544 shares) are subject to an irrevocable proxy held by Mr. William I. Miller to vote such shares. Mr. William I. Miller holds a right to acquire these same 10,321,136 shares, pursuant to options purchased by Mr. Miller from Mrs. Clementine Tangeman and Mr. Irwin Miller, within 60 days but subject to certain contingencies.

                2. Includes 132,535 shares owned by Mr. Irwin Miller's wife,
                   Xenia S. Miller, as to which Mr. Miller holds no voting or investment power and for which Mr. Miller expressly disclaims any beneficial interest; 9,024 shares as to which Mr. Miller holds voting and investment power; 6,286 shares held for the account of Mr. Irwin Miller under the Corporation's Outside Director Restricted Stock Compensation Plans as to which Mr. Miller holds sole voting power but no investment power; and 1,969 shares which Mr. Miller has the right to acquire within 60 days of the record date through the exercise of stock options.

                3. See Footnote 1 above. Includes 154,262 shares as to which Mr.
                   Miller holds voting and investment power; 22,812 shares that Mr. Miller is the custodian of on behalf of his children and for which Mr. Miller expressly disclaims any beneficial interest; 7,667 shares that are held in the 1998 William I. Miller Annual Exclusion Trust, Lynne M. Maguire, Trustee, for which Mr. Miller expressly disclaims any beneficial interest; and 319,950 shares which Mr. Miller has the right to acquire within 60 days of the record date through the exercise of stock options.

                           2.

Security Ownership
of Management     The following information is given as of March 9, 2001, for the nominees for directors and certain executive officers, individually, and all director nominees and executive officers of the Corporation as a group.

--------------------------------------------------------------------------------

                          Title of             Name of            Amount and Nature of
                            Class         Beneficial Owner      Beneficial Ownership(3,4)      % of Class
                        ---------------------------------------------------------------------------------
                        Common Shares  Sally A. Dean(2)                    18,240                  .09%
                        Common Shares  David W. Goodrich(2)                17,925                  .08%
                        Common Shares  John T. Hackett(2)                  34,618                  .16%
                        Common Shares  William H. Kling(2)                 13,916                  .07%
                        Common Shares  Brenda J. Lauderback(2)              8,729                  .04%
                        Common Shares  John C. McGinty, Jr.(2)             17,451                  .08%
                        Common Shares  William I. Miller(2)            10,825,827(1)             51.16%
                        Common Shares  John A. Nash(2)                    526,523                 2.46%
                        Common Shares  Lance R. Odden(2)                   19,663                  .09%
                        Common Shares  Theodore M. Solso(2)                35,796                  .17%
                        Common Shares  Rick L. McGuire(6)                  81,824                  .39%
                        Common Shares  Elena Delgado(6)                    11,666                  .06%
                        Common Shares  Thomas D. Washburn(6)              131,750                  .62%
                        Common Shares  Director Nominees and
                                       Executive Officers as a
                                       Group (25 persons)              12,014,395(5)             56.75%
                        ---------------------------------------------------------------------------------
                        Elena Delgado, President of Irwin Home Equity Corporation, owns five shares (a 5%
                        interest) of the common stock of Irwin Home Equity. The ownership includes an interest in the home equity line of business conducted jointly by Irwin Home
                        Equity and Irwin Union Bank.
                        ---------------------------------------------------------------------------------

                1. See Footnotes 1 and 2 under "Voting Securities and Principal
                   Holders."

                2. Director nominee.

                3. For director nominees, Dean (8,308 shares), Goodrich (3,668 shares), Hackett (7,640 shares), Kling (10,316 shares), Lauderback (2,288 shares), McGinty (12,005 shares), Odden (10,569 shares) and Solso (9,582 shares), includes shares as to which the director nominee holds sole voting power but no investment power under the Corporation's Outside Director Restricted Stock Compensation Plans.

                4. Includes shares that the following director nominees and executive officers have the right to acquire within 60 days of the record date through the exercise of stock options:
                   William Miller (319,950 shares), Nash (206,225 shares), other director nominees (35,809 shares), and named executive officers (149,055 shares).

                5. Includes shares that the other executive officers have a right to acquire within 60 days of the record date through the exercise of stock options (217,505 shares). See also Footnote 4 and 5 above.

                6. Named executive officers.

                           3.

1. Election of Directors
--------------------------------------------------------------------------------

                  Ten directors are to be elected to the Corporation's Board of Directors at the Annual Meeting. Proxies granted for use at the Annual Meeting cannot be voted for more than ten nominees.

                  According to the Corporation's By-Laws, Directors will be elected to one-, two-or three-year terms, to hold office until the next Annual Meeting of Shareholders, respective of their terms, and until their successors are elected and have qualified.

                  The three nominees being proposed for election at the Annual Meeting to serve a one-year term of office are William I. Miller, John A. Nash, and Theodore M. Solso. The four nominees being proposed for election to serve a two-year term are David
                  W. Goodrich, John T. Hackett, Brenda J. Lauderback, and John
                  C. McGinty. The three nominees being proposed for election to serve a three-year term are Sally A. Dean, William H. Kling, and Lance R. Odden.

                  The persons named as Proxies in the accompanying form of proxy will, unless otherwise indicated in the form of proxy, vote the shares covered by proxies for the election of the nominees named in the following table. Management has no reason to believe that any nominee named herein will be unable to serve. However, should any nominee for director become unavailable for election, and unless the Board of Directors or the Executive Committee shall reduce the size of the Board to a number that shall be equal to the number of nominees who are able and willing to serve, the persons named in the accompanying form of proxy will vote for a substitute who will be designated by the Board of Directors or the Executive Committee.

                  The following table sets forth, as of March 9, 2001, (a) the name, age, year in which the nominee was first elected as a director of the Corporation and principal occupation for the past five years of each nominee for election as a director;
                  (b) the percentage of the total number of meetings of the Board of Directors of the Corporation, and meetings of committees of the Board of Directors of the Corporation of which the director is a member, attended by each director during 2000; and (c) all other directorships held by each nominee in other corporations subject to the reporting requirements of the Securities Exchange Act of 1934 and in any investment company. There are no family relationships among any of the director nominees or executive officers.

                         ---------------------------------------------------------------------------------------

[Sally A. Dean]          Sally A. Dean
                         (Director since 1995; expiration of term 2004)
                         Ms. Dean is a retired Senior Vice President of Dillon, Read & Co. Inc. (investment bank). She serves as Chairman of the Paideia School Endowment Board and is former
                         President of the Board of Trustees, Randolph-Macon Woman's College, where she is a member of the Investment Committee. In 2000, Ms. Dean attended 100% of the
                         Corporation's Board and Committee meetings of which she is a member. Age 52.
                         ---------------------------------------------------------------------------------------

                           4.

[David W. Goodrich]      David W. Goodrich
                         (Director since 1986; expiration of term 2003)
                         Mr. Goodrich has been President and CEO of Central Indiana Corporate Partnership since
                         June 1999. He was the former President of the Indianapolis, Indiana Colliers Turley
                         Martin Tucker Company (realty company). He is a board member of Clarian Health
                         Partners, Inc.; Vice President of the Board of Citizens Gas and Coke Utility; board member of American United Life Insurance Company, and Colliers Turley Martin Tucker
                         Company. In 2000, Mr. Goodrich attended 100% of the Corporation's Board and Committee meetings of which he is a member. Age 53.
                         ---------------------------------------------------------------------------------------

[John T. Hackett]        John T. Hackett*
                         (Director since 1981; expiration of term 2003)
                         Mr. Hackett is Managing General Partner of CID Equity Partners, L.P. (a private equity investment partnership). He is a board member of Meridian Insurance Group, Inc., the
                         Wabash National Corp., the Ball Corporation, and Waterlink, Inc. In 2000, Mr. Hackett
                         attended 89% of the Corporation's Board and Committee meetings of which he is a member.
                         Age 68.
                         ---------------------------------------------------------------------------------------

[William H. Kling]       William H. Kling
                         (Director since 1993; expiration of term 2004)
                         Mr. Kling is president and CEO of the American Public Media Group ("APMG"). APMG is the
                         parent company of Minnesota Public Radio, Southern California Public Radio and the
                         Greenspring Company (a diversified media company). Mr. Kling became President of
                         Minnesota Public Radio in 1966 (a regional network of 29 public radio stations). In
                         1987, he became the President of the Greenspring Company. He is a board member of The
                         St. Paul Companies, The Wenger Corporation, Media One of St. Paul and several funds of the American Funds family of the Capital Group. In 2000, Mr. Kling attended 100% of the
                         Corporation's Board and Committee meetings of which he is a member. Age 58.
                         ---------------------------------------------------------------------------------------

[Brenda J. Lauderback]   Brenda J. Lauderback
                         (Director since 1996; expiration of term 2003)
                         Ms. Lauderback was former President of the Wholesale Group of the Nine West Group, Inc.
                         She is a board member of Consolidated Stores and Louisiana-Pacific Corporation. She is
                         a Trustee for the Hord Foundation. In 2000, Ms. Lauderback attended 100% of the
                         Corporation's Board and Committee meetings of which she is a member. Age 50.
                         ---------------------------------------------------------------------------------------

                           5.

[John C. McGinty]        John C. McGinty, Jr.*
                         (Director since 1991; expiration of term 2003)
                         Mr. McGinty is President of Peregrine Associates, Inc. (healthcare, governance, and leadership consulting firm). He is the Managing Director of The Greeley Company
                         (healthcare leadership consulting, strategic planning, education, and publications firm) and a part-time faculty member at Indiana University. From 1986 to 1997, Mr.
                         McGinty was the President and Chief Executive Officer of Southeastern Indiana Health
                         Management, Inc. and Columbus Regional Hospital. In 2000, Mr. McGinty attended 100% of the Corporation's Board and Committee meetings of which he is a member. Age 50.
                         ---------------------------------------------------------------------------------------

[William I. Miller]      William I. Miller*
                         (Director since 1985; expiration of term 2002)
                         Mr. Miller is Chairman of Irwin Financial Corporation. He is a director of Cummins
                         Inc., The Tennant Company, Public Radio International, the New Perspective Fund, Inc.
                         and the New World Fund, Inc. of the American Funds family of the Capital Group. He is a
                         Trustee of EuroPacific Growth Fund of the American Funds family of the Capital Group and Taft School. In 2000, Mr. Miller attended 100% of the Corporation's Board and
                         Committee meetings of which he is a member. Age 44.
                         ---------------------------------------------------------------------------------------

[John A. Nash]           John A. Nash*
                         (Director since 1972; expiration of term 2002)
                         Mr. Nash is Chairman of the Executive Committee and the President of Irwin Financial
                         Corporation. He is Chairman of the Board of Trustees of Columbus Regional Hospital. In
                         2000, Mr. Nash attended 96% of the Corporation's Board and Committee meetings of which he is a member. Age 63.
                         ---------------------------------------------------------------------------------------

[Lance R. Odden]         Lance R. Odden
                         (Director since 1991; expiration of term 2004)
                         Mr. Odden is President of Taft School (private educational institution). He has been
                         Headmaster since 1972. Mr. Odden is a Trustee of the National Association of
                         Independent Schools, The Gunnery School, and Chancellor Academies. In 2000, Mr. Odden
                         attended 100% of the Corporation's Board and Committee meetings of which he is a member. Age 61.
                         ---------------------------------------------------------------------------------------

                           6.

[Theodore M. Solso]      Theodore M. Solso*
                         (Director since 1993; expiration of term 2002)
                         Mr. Solso is Chairman and CEO of Cummins Inc. He served as President and Chief Operating
                         Officer of Cummins from 1994 to 1999. He is a board member of the Ashland Company and
                         Cummins Inc., and a Trustee of DePauw University. In 2000, Mr. Solso attended 100% of the
                         Corporation's Board and Committee meetings of which he is a member. Age 54.
                         ------------------------------------------------------------------------------------------

                * Member of the Executive Committee.

                  There are no material proceedings to which any director, executive officer, or affiliate of the Corporation, any owner of record or beneficial owner of more than 5% of any class of voting securities of the Corporation, or any associate of any such director, executive officer, affiliate, or security holder is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries.

Compliance with
Section 16(a) of the
Securities Exchange
Act of 1934       Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Corporation. Executive officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all
                  Section 16(a) forms they file.

                  To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were met.

                           7.

Director Meetings and Committees
--------------------------------------------------------------------------------

                  The Board of Directors of the Corporation held four meetings in 2000.

                  The Corporation's Audit Committee has primary responsibility for the discharge of the following functions: recommendation of the firm to be employed as the Corporation's independent auditors; consultation with the independent auditors with regard to the plan of audit; review, in consultation with the independent auditors, of the report of audit, or proposed report of audit, and the accompanying management letter, if any; review and direction of the work performed by the internal audit department of the Corporation; review of regulatory examination reports received by the Corporation and its subsidiaries; and consultation with the independent and internal auditors with regard to the adequacy of internal controls. The charter of the Audit Committee is attached as Appendix A. In 2000, the Audit Committee was composed of directors Dean, Hackett, Lauderback, and McGinty. The Committee held four meetings during 2000.

                  The Corporation's Compensation Committee reviews and considers recommendations from management concerning the executive compensation policies, employee benefit plans, and the salary administration program of the Corporation, which includes an annual review of the total compensation and recommended adjustments for all officers of the Corporation and its subsidiaries. The Committee administers the short-term and long-term management incentive plans. The Committee also administers existing stock option and employee savings plans. The deliberations of the Committee are reported to the Board of Directors for review and approval. The Committee members are Dean, Goodrich, and Kling. The Compensation Committee held two meetings in 2000.

                  The Corporation's Governance Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, desired areas of community and business representation, size of the Board of Directors and the terms of its members, director compensation, and the retirement policy for directors. On the basis of these general determinations, the Committee recommends qualified individuals to serve as directors. Shareholder recommendations for nominees will be accepted by the Committee; however, no formal procedures have been developed to consider such recommendations. In 2000, the members of the Governance Committee were directors Goodrich, McGinty, Miller, Nash, and Odden. The Governance Committee held two meetings in 2000.

                  The Corporation's Executive Committee acts on the Board's behalf at such times as may be designated by the Board pursuant to the conduct of the business of the Board. In 2000, the members of the Executive Committee were directors Hackett, McGinty, Miller, Nash, and Solso. The Executive Committee held one meeting in 2000.

                           8.

Outside Director
Compensation      Under the outside directors' fee schedule, from January 1,
                  2000 to December 31, 2000, each outside director of the Corporation earned a retainer of $45,000 for one year's service. $25,000 of the retainer is paid in the form of stock options. The remainder of the retainer is payable in cash, additional stock options, or in common shares issued pursuant to the 1999 Outside Director Restricted Stock Compensation
                  Plan.

                  In addition to the annual retainer described above, in 2000, each outside director of the Corporation received $1,000 for attendance at each meeting of the Board of Directors of the Corporation and $1,000 for attendance at each meeting of a committee of the Board of Directors. The committee chairpersons also received an additional retainer of $3,000.

                  The 1999 Outside Director Restricted Stock Compensation Plan (the "Plan") covers only non-employee directors of the Corporation and its subsidiaries. The Plan allows an outside director to elect to receive the remainder of his or her annual retainer fees ($20,000) and/or meeting attendance fees (collectively, "Director Fees") in the form of common shares rather than in cash, with a market value equivalent to the cash value of the fees. The Plan permits the grant of up to 100,000 common shares through December 31, 2009. Grants under the Plan may be for one or more years of future service. The common shares granted under the Plan are subject to forfeiture on a pro rata basis if the outside director recipient does not serve until the end of the Plan year to which such common shares apply. Common shares so forfeited will revert to the Corporation.

                  The Plan is administered by a Committee, appointed by the Board of Directors. Except for an election for a calendar year in which a person first becomes an outside director, each election shall be effective for not less than one calendar year but may be made for additional calendar years subject to any limitation imposed by the Plan Committee at the time an election is made. A grant of common shares for multiple years of service will be equal to the value of the cash retainer and/or meeting fees earned during the number of years covered by the grant.

                  Before delivery to outside directors, certificates issued by the Plan Committee will be held by the Corporation's Secretary for one year after the last date covered by the election pursuant to which the common shares were issued, or an earlier date determined by the Committee.

                  An outside director shall have no rights as a shareholder with respect to common shares subject to an election until the date of issuance of a certificate representing those shares. Upon the issuance of a certificate, the outside director shall have the power to vote the common shares represented thereby on all matters presented to a vote of the shareholders of the Corporation and shall be entitled to receive all dividends and other distributions declared or paid by the Corporation on those shares. An outside director shall have no right to sell, pledge, encumber, or otherwise dispose of any common shares issued pursuant to the plan during the time the certificates representing common shares are held by the Secretary, other than for transactions between the outside director and the Corporation or any director of the Corporation or an affiliate.

                  At present, a total of 24,743 common shares are registered under the 1999 Plan in the names of the participating director nominees. A total of 27,059 shares have
                           9.

                  been granted to participants in the 1999 Plan. Grants made under the previous Plan since its inception in 1989 total 102,402 common shares. During 2000, director nominees Dean, Hackett, Kling, McGinty, Odden, and Solso participated in the Plans.

                  No fees other than Director Fees are paid to directors for services rendered in that capacity. Directors who are officers of the Corporation or any of its subsidiaries do not receive any Director Fees.

                           10.

Executive Compensation and Other Information
--------------------------------------------------------------------------------

Summary of Cash and Certain Other Compensation
--------------------------------------------------------------------------------

                  The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chairman (the Corporation does not formally use the title of Chief Executive Officer) and each of the four other most highly compensated executive officers of the Corporation for the fiscal years ended December 31, 1998, 1999 and 2000:

                                    SUMMARY COMPENSATION TABLE
                  --------------------------------------------------------------

                                                                                              Long-Term
                                                                                            Compensation        All Other
                                                                Annual Compensation(1,4)       Awards        Compensation(7)
                        ----------------------------------------------------------------------------------------------------
                         Name & Principal Position      Year    Salary(2)      Bonus(3)     Option/SAR(#)
                                    (a)                 (b)        (c)           (d)             (g)               (i)
                        ----------------------------------------------------------------------------------------------------
                        William I. Miller               2000     $469,333      $665,400        99,900           $ 81,400(5,6)
                        Chairman                        1999     $440,000      $644,855        49,600           $152,507(5,6)
                                                        1998     $393,000      $440,000        28,020           $ 80,624(5,6)
                        ----------------------------------------------------------------------------------------------------
                        John A. Nash                    2000     $316,667      $313,096        41,500           $188,137(5,6)
                        President                       1999     $306,667      $327,793        25,700           $398,255(5,6)
                                                        1998     $295,000      $240,000        16,760           $192,988(5,6)
                        ----------------------------------------------------------------------------------------------------
                        Rick L. McGuire                 2000     $250,000      $262,961         8,200           $  7,400(6,8)
                        Vice Chairman-Irwin             1999     $250,000      $322,458         4,800           $ 10,172(6,8)
                        Mortgage Corporation            1998     $213,333      $289,007         2,420           $ 10,172(6,8)
                        ----------------------------------------------------------------------------------------------------
                        Elena Delgado                   2000     $216,667      $310,457         5,000           $  5,100(6)
                        President-Irwin Home            1999     $193,333      $195,911         4,000           $  2,484(6)
                        Equity Corporation              1998     $176,667      $ 36,000           -0-           $  2,534(6)
                        ----------------------------------------------------------------------------------------------------
                        Thomas D. Washburn              2000     $230,000      $222,488        12,800           $  5,100(6)
                        Executive Vice President        1999     $203,333      $196,164         9,700           $  3,382(6)
                                                        1998     $186,667      $133,000         6,140           $  3,269(6)
                        ----------------------------------------------------------------------------------------------------

                1. Amounts other than salary are reported on an accrual basis.

                2. Includes amounts directed by the executive officer to be contributed on a pre-tax basis to Corporation savings plans.

                3. Includes short-term bonus payments from the Corporation and certain subsidiaries.

                4. With respect to each individual named in the Summary
                   Compensation Table there were no perquisites or other personal benefits, securities or property which, in the aggregate, exceeded either $50,000 or 10% of the total of such individual's annual salary and bonus.

                5. Includes accruals made under a Supplemental Retirement
                   Benefit Plan. See "Supplemental Retirement Benefit Plan." (See Note 7.)

                6. Includes contributions by the Corporation or certain
                   subsidiaries to qualified savings plans. (See Note 7.)

                7. Detailed information relevant to the "All Other Compensation"
                   column in the Summary Compensation Table above is shown in the following table.

                8. Excludes compensation payable to Rick L. McGuire under the terms of the Irwin Mortgage Corporation Long-Term Incentive Plan disclosed elsewhere herein. (See Long-Term Incentive Plans.)

                           11.

--------------------------------------------------------------------------------

                                                                                               Qualified
                                              Name                               SERP         Savings Plan
                        ----------------------------------------------------------------------------------
                                                                                 2000             2000
                        ----------------------------------------------------------------------------------
                        William I. Miller                                      $ 76,300          $5,100
                        John A. Nash                                           $183,037          $5,100
                        Rick L. McGuire                                                          $7,400
                        Elena Delgado                                                            $5,100
                        Thomas D. Washburn                                                       $5,100
                        ----------------------------------------------------------------------------------

Stock Options and Stock Appreciation Rights
--------------------------------------------------------------------------------

                  The following table contains information concerning the grant of stock options under the Corporation's 1997 Stock Option Plan to the named executive officers:

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                                                Percent of                              Alternative to (f)
                                                                  Total                                      and (g):
                                                               Options/SARs    Exercise                  Grant Date Value
                                                 Options/       Granted to      or Base                 ------------------
                                                   SARs         Employees        Price     Expiration       Grant Date
                                Name            Granted(1)#   in Fiscal Year    ($/SH)        Date       Present Value(2)
                                 (a)                (b)            (c)            (d)         (e)              (h)
                        --------------------------------------------------------------------------------------------------
                        William I. Miller         99,900          30.74%       $16.96875   4/26/2010         $931,068
                        John A. Nash              41,500          12.77%       $16.96875   4/26/2010         $386,780
                        Rick L. McGuire            8,200           2.52%       $16.96875   4/26/2010         $ 76,424
                        Elena Delgado              5,000           1.54%       $16.96875   4/26/2010         $ 46,600
                        Thomas D. Washburn        12,800           3.94%       $16.96875   4/26/2010         $119,296

                  --------------------------------------------------------------

                1. All grants are subject to a vesting schedule where 25% of each grant is vested on the date of the grant and 25% of each grant vests on the anniversary date of each grant in each of the three years following the grant.

                2. Total option values shown in Column (h) were derived using the Binomial option pricing model. Assumptions used in the valuation included an expected volatility factor of .40, an expected future dividend yield of .01, and a risk-free rate of return of .0613. The Binomial model suggests a valuation of $9.32 per share under these assumptions. The Black-Scholes option pricing model would suggest a valuation of $9.28 per share under these same assumptions. The use of a single value as shown in the table above implies a precision to stock option valuation which the Corporation does not believe exists and which therefore may cause the above table to be misleading. Accordingly, there is no assurance that the value realized on the options, if any, will be at or near the value estimated by the Binomial option pricing model. Future compensation resulting from option grants is based solely upon the performance of the Corporation's stock price.

                           12.

Option/SAR Exercises and Holdings
--------------------------------------------------------------------------------

                  The following table provides information, with respect to the named executive officers, concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                      AGGREGATED OPTIONS/SARs EXERCISED IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION/SAR VALUES

                        ---------------------------------------------------------------------------------------------------------
                                                   Shares
                                                  Acquired                 Number of Unexercised
                                                     on                   Options/SARs at Fiscal         Value of Unexercised
                                                  Exercise    Value              Year-End              In-the-Money Options/SARs
                                 Name               (#)      Realized               (#)                  at Fiscal Year-End(1)
                        ---------------------------------------------------------------------------------------------------------
                                                                            (d)                           (e)
                                  (a)               (b)        (c)      Exercisable   Unexercisable   Exercisable   Unexercisable
                        ---------------------------------------------------------------------------------------------------------
                        William I. Miller          n/a         n/a        275,570        106,730       2,618,144       316,090
                        John A. Nash               n/a         n/a        312,435         48,165       4,105,263       131,309
                        Rick L. McGuire            9,000     $136,035      42,185          9,155         482,223        25,945
                        Elena Delgado              n/a         n/a          6,250          5,750          27,773        15,820
                        Thomas D. Washburn         n/a         n/a         97,355         15,985       1,123,288        40,500
                        ---------------------------------------------------------------------------------------------------------

                1. The 2000 year-end stock price was $21.1875 per share.

Long-Term Incentive Plans
--------------------------------------------------------------------------------

                  The following table provides information concerning an award made during the last fiscal year under the Irwin Mortgage Corporation Long-Term Incentive Plan to named executive Rick McGuire. The award represents an accrued liability. This award is performance based with targets established by the Board of Directors of Irwin Mortgage Corporation.

                       LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                           Number of
                                            Shares,          Performance or
                                           Units or        Other Period Until         Estimated Future Payouts
                                             Other            Maturation or          Under Non-Stock Price-Based
                             Name           Rights               Payout                    Plans ($ or #)
                              (a)             (b)                  (c)                           (d)
                        ----------------------------------------------------------------------------------------
                                                        Deferrable Compensation
                        Rick L. McGuire    $130,056     under Terms of the Plan               $130,056
                        ----------------------------------------------------------------------------------------

                           13.

                                        PENSION PLAN TABLE
                  --------------------------------------------------------------

                                                                          Years of Service
                        -------------------------------------------------------------------------------
                                   Remuneration                15       20       25       30       35
                        -------------------------------------------------------------------------------
                        $ 50,000                             11,200   14,900   18,700   19,200   19,600
                          75,000                             18,500   24,700   30,900   32,200   33,500
                         100,000                             25,800   34,400   43,000   45,200   47,300
                         125,000                             33,100   44,200   55,200   58,200   61,100
                         150,000                             40,500   53,900   67,400   71,200   74,900
                         175,000                             46,300   61,700   77,200   81,600   85,900
                         200,000                             46,300   61,700   77,200   81,600   85,900
                         225,000                             46,300   61,700   77,200   81,600   85,900
                         250,000                             46,300   61,700   77,200   81,600   85,900
                         275,000                             46,300   61,700   77,200   81,600   85,900
                         300,000                             46,300   61,700   77,200   81,600   85,900
                         350,000                             46,300   61,700   77,200   81,600   85,900
                         400,000                             46,300   61,700   77,200   81,600   85,900
                         450,000                             46,300   61,700   77,200   81,600   85,900
                         500,000                             46,300   61,700   77,200   81,600   85,900
                        -------------------------------------------------------------------------------

Pension Plan      A non-contributory qualified defined benefit Employees'
                  Pension Plan is maintained by the Corporation and certain of its subsidiaries. The Plan provides principally for retirement benefits to substantially all of the officers and employees of these companies. Under the provisions of the Plan, participating companies will contribute assets sufficient to pay all benefits to Plan participants. Contributions to the Plan are actuarially determined to fund the Plan's current service cost on a current basis and to fund initial past service costs over a period of 30 years. Employees who have completed one year of service (1,000 hours worked during a 12-month period) are eligible for participation. Benefits vest after five years of credited service. In addition to benefits paid to retiring employees, death and deferred termination benefits are available to employees who meet certain conditions under the Plan.

                  The table above shows the estimated annual benefits payable, based upon reasonable assumptions, under the Plan as in effect on December 31, 2000. Basic wages considered for the Plan are for the five consecutive Plan years of highest compensation, and include basic compensation, commissions, and payments from short-term bonus plans. In accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, basic wages above $170,000 are not used in the calculation of Plan benefits.

                  The current years of service at December 31, 2000, for the individuals named in the compensation tables above, are as follows: Mr. Nash (34), Mr. Washburn (24), and Mr. Miller
                  (10). Mr. McGuire and Ms. Delgado are not covered by the Plan.

                  Benefits listed in the pension plan table are payable under various annuity options and are not subject to any deduction for Social Security or other offset amounts. The Plan was amended effective January 1, 1994. For service after January 1, 1994, Mr. Washburn received an additional benefit accrual equal to 75% of his usual benefit. In 1999, Mr. Washburn received a one-time benefit accrual equal to 225% of his usual benefit. This increase brings Mr. Washburn into parity with

                           14.

                  other executives. For service after January 1, 1994, Mr. Miller received an additional benefit accrual equal to 75% of his usual benefit.

Supplemental Retirement Benefit Plan
--------------------------------------------------------------------------------

                  On May 19, 1992, the Board of Directors approved the Compensation Committee's recommendation to provide a supplemental executive retirement benefit to William I. Miller. A similar Plan was approved prior to 1992 for John A. Nash. The Plan provides Mr. Miller with an amount of company-provided benefits not provided under the Pension Plan because of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Criteria used to determine amounts payable under the supplemental Plan are the same as those used by the Pension Plan; that is, service with the Corporation, age at retirement, and earnings. Benefits are measured in the same manner as under the Pension Plan, using credited service with the Corporation. Method of payment of the supplemental benefit is a monthly annuity payable for life, with a guarantee of 180 payments.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

                  No member of the Compensation Committee of the Corporation's Board of Directors was, during 2000, an officer or employee of the Corporation or any of its subsidiaries.

Board Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

                  Executive compensation is reviewed and approved annually by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee Director. Members of the Committee are Ms. Sally A. Dean, Mr. David W. Goodrich, and Mr. William H. Kling. Set forth below is a report submitted by Ms. Dean and Messrs. Goodrich and Kling in their capacity as the Board's Compensation Committee addressing the Corporation's compensation policies for 2000. The Corporation does not formally use the title "Chief Executive Officer." The principal executive officer of the Corporation is the Chairman, Mr. William I. Miller.

       I. Compensation Policy for Executive Officers
       -------------------------------------------------------------------------
       The Compensation Committee believes that compensation plans make up only one element in the overall management system of the Corporation.
                  Furthermore, appropriate compensation policies are a necessary, but not sufficient, condition for achieving the Corporation's goals. A good compensation system will not guarantee that we achieve our goals, but a poor system can result in those goals not being achieved.

                  This interdependence requires that the Corporation's compensation system align with our corporate philosophy, our mission, and our strategy. Accordingly, what we believe (our Guiding Philosophy), what we want to be (our mission), what we want to do (our strategy), and the kinds of people needed to bring that vision

                           15.

                  to life are the starting points for developing our philosophy and system of compensation.

                  The Corporation's executive compensation system focuses on the total compensation package of the Corporation's top executives. The Corporation's objective is to correlate total compensation with company performance so that median performance relative to similar companies in its industry will produce median total compensation for individuals relative to comparable positions in peer companies, inferior performance will produce below median compensation, and superior performance will produce above median compensation.

                  This approach requires that the Corporation start by defining the appropriate peer group, both for individual positions and the Corporation as a whole. For individual positions, this decision is based on the relative level and scope of responsibilities inherent in the position, and the talent and skills required for success.

                  The traditional measure for the scope of responsibilities in commercial banks and bank holding companies is asset size. Mortgage banking companies generally look at both loan closing volume and loan servicing size. Consumer finance companies consider origination volume. The Corporation's strategy is to enhance capital productivity, which is defined as generating proportionately larger streams of revenues and profits from a given capital and asset base. Accordingly, asset growth in itself is not one of the strategic objectives of the Corporation, and the Corporation's success at pursuing its strategy is not best defined only by asset size, loan volume, or servicing size. As a result, in calibrating the scope of responsibility of a given position, the Corporation looks at comparable positions in other companies in multiple asset-size groups as well as peer companies defined by other measures (such as total market capitalization or revenues) when they are available.

                  Performance comparisons are generally made from the shareholders' perspective. That is, groups of companies are selected that may be seen as alternative investments by current and prospective investors. Even so, the Corporation's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group selected to compare shareholder returns. Thus, although there may be some overlap, the surveys selected for compensation review purposes do not contain information on the same companies as those found in the peer group indices in the Comparison of Five-Year Cumulative Total Return graph which follows this report.

                  All of the Corporation's operating companies (including the Corporation as a separate entity) use multiple sources of both compensation and performance data because experience has shown that results can vary greatly from one survey to the next. In the case of compensation market data, the Compensation Committee is provided with multiple sources of data on each executive position reviewed. When available, the information is in the form of 25th percentile, median, and 75th percentile compensation. Four different market compensation comparisons were considered for the Chairman in 2000.

                  Historically, total compensation has been defined in surveys to include only base salary and the annual bonus. When reliable information on the present value of
                           16.

                  long-term grants is available, it is used as additional support for compensation decisions.

                  The percent of total compensation that is variable increases with the executive's position with the Corporation. This approach is consistent both with the individual's influence on results and his/her economic capacity to tolerate volatility in compensation levels.

                  In addition to information on the market level of compensation, members of the Committee review a summary of individual performance over the past year, including key accomplishments, strengths, and weaknesses. They also may consider their own subjective assessments of an executive's performance and relative contribution to the organization.

       II. The Elements of Executive Compensation and Corporate Performance
       -------------------------------------------------------------------------

                  There are three elements of Executive Compensation and Corporate Performance: Base Salary, Annual Short-Term Bonus, and Long-Term Incentives.

                  A. Base Salary

                  Base salary is important in achieving the goal of attracting and retaining qualified executives. Base salary is generally targeted to be at the median of similar positions in the industry. Exceptions may exist when a higher level of base salary would be required to attract or retain a uniquely qualified executive officer. In order to maintain the target position, annual increases are approximately equal to the median increases in the respective industries in which our operating companies compete unless the growth of the company warrants comparison with a larger peer group in that industry. The total base salary paid to the Chairman in 2000 was $469,333, up 7% from 1999.

                  B. Annual Short-Term Bonus

                  The annual bonus is the component that provides a variable current cash compensation reward for above median current performance. Each executive officer participating in the annual bonus plan has a payment target expressed as a percentage of base salary. The Corporation believes that this method, when combined with properly selected performance targets, rewards managers for making investments in future performance, valuing consistency, and managing risk.

                  Operating company presidents receive part of their target annual bonuses based upon the performance of their respective companies, and part based upon consolidated performance of the Corporation. Thus, they have financial incentives to achieve synergies between operating companies.

                  We believe that the best performance targets are those which are objectively and consistently measured, as well as easily understood by participants. The bonus plans of the Corporation and its operating companies include return on equity or a proxy for return on equity as a key performance measure. The Board of Directors approves specific performance targets each year for each operating company and the Corporation. They are based upon a variety of factors including

                           17.

                  historical and expected industry performance, the estimated required rate of return by investors, and the prior year's budgeted and actual performance. Bonus payments begin at a threshold level and increase proportionately as performance increases.

                  The short-term bonus design includes a mechanism to smooth, over three year rolling periods, the payment of amounts greater than twice target performance and less than threshold performance.

                  C. Long-Term Incentives

                  Long-term incentive plans are provided to supplement the incentive provided by annual bonus plans for building the value of the Corporation over the long term. Operating company heads may receive the majority of their long-term compensation based upon growth in the value of their subsidiary operating company. Certain holding company executive officers and some operating company executive officers are provided with long-term incentive compensation through grants of non-qualified stock options. Existing stock option plans of the Corporation include the ability to grant stock appreciation rights in addition to options.

                           18.

       III. Formulation of the Chairman's Compensation
       -------------------------------------------------------------------------

                  The Chairman's current compensation package includes a base salary of $474,000 plus an annual bonus at target performance of 60% of base salary or $284,400. As noted above, there is no single, clear measure of market compensation for executive positions in the Corporation. The Compensation Committee used three different market surveys, detailing four different market positions, for the Chairman's position in 2000. Based on these surveys, estimates of the 25th percentile, median, and 75th percentile points of total annual compensation were made.

                  Actual total cash compensation paid to the Chairman for 2000 was $1,134,733, up 4.6% from 1999. Even though a substantial portion of this amount is based upon the Company's financial performance during the year, some of the Chairman's compensation is not tax deductible to the Company for 2000 under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the tax deductibility of an executive's compensation in excess of $1 million unless certain criteria are satisfied.

                  Return on average equity for 2000 was 20.83%, compared to 21.25% in 1999. We believe that both returns are in the top quartile of peer performance. Total shareholder return (including dividends and price appreciation) was 24.85% for 2000 and -33.85% for 1999 for Irwin Financial. These returns compare to 14.73% in 2000 and -12.81% in 1999 for the Russell 2000 Financial Services Sector Index.

                  For long-term incentive compensation purposes, the Chairman received an option grant of 99,900 shares in 2000 at an exercise price of $16.97 per share (representing the mean between the bid and ask closing prices on the grant date). The Chairman also has received the following grants:
--------------------------------------------------------------------------------

                                              Year                        Number of Options   Exercise Price
                        ------------------------------------------------------------------------------------
                        1999                                                   49,600           $24.09375
                        1998                                                   28,020           $28.18750
                        1997                                                   42,180           $13.68750
                        1996                                                   41,400           $10.65625
                        1995                                                   54,800            $7.84375
                        1994                                                   66,400            $5.68750
                        ------------------------------------------------------------------------------------

                  These seven grants are the only long-term grants outstanding for the Chairman. Through employment of the "Binomial" option pricing model, we estimate that the present value of the 2000 options at grant date was $931,068.

                    Sally A. Dean       David W. Goodrich       William H. Kling

                           19.

Comparison of Five-Year Cumulative Total Return
Irwin Financial Corporation, Russell 2000 & Russell 2000 Financial Services Sector*
--------------------------------------------------------------------------------

                                                                                                         RUSSELL 2000 FINANCIAL
                                                     IRWIN FINANCIAL              RUSSELL 2000               SERVICES SECTOR
                                                     ---------------              ------------           ----------------------
1995                                                       100                         100                         100
1996                                                       126                         117                         127
1997                                                       214                         140                         165
1998                                                       280                         133                         126
1999                                                       185                         176                         110
2000                                                       223                         168                         126

                * The Corporation is included in both the Russell 2000 and
                  Russell 2000 Financial Services indices.

Interest of Management in Certain Transactions
--------------------------------------------------------------------------------

                  Certain directors and officers of the Corporation or its subsidiaries, and the associates of such persons, were customers of and had transactions with subsidiaries of the Corporation in the ordinary course of business during the past year, including insurance services, corporate and personal trust services, and general commercial and mortgage banking business. Additional transactions may be expected to take place between such persons and these subsidiaries. All outstanding loans and commitments included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other employees and did not involve more than the normal risk of collectibility or present other unfavorable features.

                  Companies controlled by Irwin Miller, the Estate of Clementine
                  M. Tangeman, and William I. Miller purchased commercial paper from the Corporation from time to time during the year. The maximum amount outstanding during 2000 was $23,354,766 and the amount outstanding at year end was $5,735,119. In the opinion of management, the rates paid by the Corporation on these commercial paper transactions were comparable to the prevailing rates for such transactions at the time of the respective transactions.

                           20.

                  In addition to corporate and personal trust services and general banking business, companies owned or controlled by Messrs. Miller and the Estate of Clementine M. Tangeman purchased insurance services (offered by a subsidiary of Irwin Union Bank, Irwin Union Insurance, Inc., to the companies and to the public, generally, as a regular service) for the sale of which Irwin Union Insurance, Inc. received gross commissions in 2000 of approximately $20,721. The commissions paid were at the same rate as those prevailing on comparable sales to the general public.

                  During 2000, the Corporation made payments totaling $51,000 to a company controlled by Messrs. Miller and the Estate of Clementine M. Tangeman in exchange for the administrative and support services of an employee of such company. In the opinion of management, such payment was comparable to, or more favorable to the Corporation than, the cost of hiring an additional employee.

                  In 1998, the Corporation purchased a 12.5% interest in a Hawker 800 aircraft owned by Cummins Inc. Cummins also provides maintenance and flight services for the aircraft. In 2000, the Corporation paid $46,805 in management fees and $70,261 in operating costs to Cummins in connection with the aircraft. The Corporation also has a timeshare agreement with Cummins for the use of a substitute aircraft when the jointly-owned aircraft is undergoing major maintenance. The costs and terms associated with the ownership interest and operation of the aircraft were considered at least as favorable as other alternative aircraft arrangements. The costs charged under the timeshare agreement are those permitted by Federal Aviation Regulations. Director nominee Miller is also a director of Cummins Inc. Director nominee Solso is Chairman, CEO and a board member of Cummins Inc.

                  In 1979, Irwin Union Insurance, Inc., as an independent property/casualty insurance agency, was appointed to represent and offer property/casualty and liability products of The St. Paul Companies to its customers. Director nominee Kling is also a director of The St. Paul Companies. In 2000, Irwin Union Insurance, Inc. received gross agency commissions of $68,694 from The St. Paul Companies. Director nominee Hackett is a director of Meridian Insurance Group, Inc. In 2000, Irwin Union Insurance, Inc. received gross agency commissions of $95,363 from Meridian Insurance Group, Inc.

                  During 2001, the Corporation expects that its venture investment business unit, Irwin Ventures, will enter into a management arrangement with Director nominee Miller, Executive Vice President Washburn, and the Senior Vice President of Irwin Ventures. Under the proposed arrangement, these individuals will have a carried interest entitling them to, in the aggregate, up to 20% of the profits earned on venture investments made by Irwin Ventures. In addition, the Corporation expects that certain of its executive officers will have the opportunity to participate in a private fund organized to co-invest with Irwin Ventures and that the Corporation will make non-recourse loans to these individuals to fund up to 50% of any investments the individuals may make in the co-investment fund.

                           21.

Audit Committee Report
--------------------------------------------------------------------------------

                  The Audit Committee is comprised of four independent directors and assists the Board of Directors in fulfilling its oversight responsibilities. A charter governs the purpose, composition and activities of the Audit Committee, and a copy of the charter is included in Appendix A. In assisting the Board of Directors, the Audit Committee has performed the following:

                  - Reviewed and discussed the audited financial statements with management;

                  - Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committees);

                  - Received the written disclosures and letter from the
                    independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the auditors the auditors' independence.

                  Based on the reviews and discussion referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K and the Annual Report to Shareholders for the year ended December 31, 2000.

                  Audit Committee Members: John C. McGinty, Jr., Chairman; Sally
                  A. Dean; John T. Hackett; Brenda J. Lauderback.

                  In addition to this statement, the fees paid to PricewaterhouseCoopers must also be disclosed in the proxy. Accordingly, the fees are reflected in the following section titled "Independent Public Accountants."

                           22.

Independent Public Accountants
--------------------------------------------------------------------------------

                  PricewaterhouseCoopers LLP, certified public accountants, audited the books and accounts of the Corporation for 2000. To address the needs of the Corporation's growth and complexity, the Board of Directors has requested that PricewaterhouseCoopers and certain other public accounting firms submit proposals for auditing the books and accounts of the Corporation for 2001. The Board of Directors will report the results when the selection process is completed.

                  Each professional service performed by PricewaterhouseCoopers LLP during 2000 was reviewed and the possible effect of such services on the independence of the public accounting firm was considered by the Audit Committee. No member of the firm has any material interest, financial or otherwise, in the Corporation or any of its subsidiaries.

                  Management has invited representatives of
                  PricewaterhouseCoopers LLP to be present at the Annual Shareholders' Meeting. Management expects the representatives will attend the meeting. If present, these representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders. See "Director Meetings and Committees" for information regarding the Corporation's Audit Committee.

                          -----------------------------------------------------------------------------
                                                                    Financial
                                                                   Information
                                                                Systems Design and
                                                                  Implementation            All Other
                                    Audit Fees                         Fees                   Fees
                          -----------------------------------------------------------------------------
                             Billed          Unbilled
                          -----------------------------------------------------------------------------
                            $415,688          $32,546                  -0 -                 $388,884
                          -----------------------------------------------------------------------------

                           23.

2. Proposal to Approve the 2001 Irwin Financial Corporation Stock Plan
--------------------------------------------------------------------------------

Introduction
--------------------------------------------------------------------------------

                  Subject to approval by the shareholders, the Board of Directors has approved the Irwin Financial Corporation 2001 Stock Plan (the "Plan"). Grants made pursuant to the Plan may not be exercised until all applicable federal and state legal and regulatory requirements have been met.

                  The Plan is described below. A copy is available upon written request to Matthew F. Souza, Secretary of the Corporation, and a copy will be filed with the Securities Exchange Commission via the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") computerized system.

Purpose
--------------------------------------------------------------------------------

                  The purpose of the Plan is to advance the interests of the Corporation and its shareholders by encouraging and providing for the acquisition of an equity interest in the Corporation by employees of the Corporation and its subsidiaries and non-employee directors, by providing additional incentives and motivation toward superior performance of the Corporation, and by enabling the Corporation to attract and retain the services of employees and non-employee directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operations is largely dependent.

Reservation of Shares
--------------------------------------------------------------------------------

                  The Plan permits the grant of stock or the grant of options to purchase common shares up to an aggregate total of 2,000,000 common shares, without par value, of the Corporation. As of March 9, 2001, the mean between the closing bid and ask per share price of the common shares was $24.53. Authorized but unissued shares and treasury shares, not reserved for any other purpose, may be made available for issuance under the Plan. In the event of corporate changes affecting the common shares of the Corporation such as share splits, combinations, reclassifications, stock dividends, mergers or consolidations, appropriate adjustments will be made in the number of common shares available for which awards under the Plan may thereafter be granted and in the award price and the number of common shares subject to outstanding awards granted pursuant to the Plan. The number of Stock Appreciation Rights ("SARs") that may be granted under the Plan and the grant price and the number of SARs granted prior to any such corporate changes will be similarly adjusted to account for the changes. Shares subject to any award granted under the Plan that expire or terminate for any reason without having been fully exercised shall again be available for grants.

Administration
--------------------------------------------------------------------------------

                  The Plan will be administered, construed and interpreted by a Committee of two or more members of the Board of Directors of the Corporation (the "Committee") who shall be "Non-Employee Directors" within the meaning of

                           24.

                  Rule 16b-3 of the Securities and Exchange Commission and "outside directors" within the meaning of Internal Revenue Code Section 162(m). Consistent with the terms of the Plan, the Committee will select the employees and non-employee directors to whom options, restricted stock, SARs, and phantom stock units will be granted, will determine whether any option will be an incentive stock option or a nonqualified stock option, and will determine the time of grant, the number of SARs or common shares to be covered by each award, the exercise price, the exercise period, and any other terms and conditions of the award. For purposes of awards to individuals who are neither named executive officers nor directors, the Committee may delegate its authority to select individuals and to select the type of awards to be received by such individuals.

                  The disposition of an award in the event of retirement, disability, death or other termination of a participant's employment shall be as determined by the Committee as set forth in the award agreement, or if not specified in the award agreement, as set forth in the Plan. Except to the extent permitted by the specific terms of any nonqualified stock option agreement, no award will be assignable or transferable except by will or the laws of descent and distribution.

Eligibility
--------------------------------------------------------------------------------

                  Awards under the Plan may be granted to officers, other key employees and non-employee directors of the Corporation or its subsidiaries. It is not possible at this time to state the number of persons in each category who may receive awards or the number of awards that may be granted to each eligible person. It is expected that the Committee, in determining such number of persons and number of shares will act so as to effect a reasonably broad distribution among key employees consistent with attaining the objectives of the Plan.

Terms of Options and SARs
--------------------------------------------------------------------------------

                  Option Price. The price to be paid for common shares upon the exercise of each option pursuant to the Plan may not be less than 100% of the fair market value of such shares on the date on which the option is granted. Each SAR granted under the Plan will represent the right to receive cash in an amount equal to the excess of the fair market value of a common share, on the date the SAR is exercised, over the grant price of the SAR.

                  Payment of Option Price. The exercise price shall be paid either in cash or, if lawful and permitted by the Committee,
                  (a) by the transfer to the Corporation of a number of common shares of the Corporation previously acquired by the participant, the fair market value of which, plus an appropriate amount of cash, if any, is equal to the exercise price; or (b) in installments; or (c) by directing a licensed broker, acceptable to the Corporation, to tender cash or cash equivalents to the Corporation at the time the certificates are delivered to the broker. If the option price is paid in installments, the Plan requires the participant to pledge the shares purchased to the Corporation to secure payment of the entire purchase price.

                  The Plan also permits participants who exercise options to elect to have the Corporation withhold a portion of the option shares purchased in order to satisfy any

                           25.

                  federal, state or local tax liability imposed on the participant by virtue of the exercise of the option.

Terms of Restricted Stock and Phantom Stock
--------------------------------------------------------------------------------

                  Restricted stock consists of common shares that may not be sold or otherwise disposed of during a restricted period after grant, the duration of which will be determined by the Committee. The Committee may provide for the lapse of such restrictions in installments. Restricted stock may be voted by the participant. Dividends on the restricted stock shall be payable to the participant. A recipient of a grant of restricted stock will generally earn unrestricted ownership thereof only if the individual is continuously employed by the Corporation or a subsidiary during the entire restricted period.

                  Each phantom stock unit shall represent one share of common stock. After satisfying the vesting schedule as determined by the Committee, the holder of a phantom stock unit shall be entitled to receive the amount equal to the then current market value of a share of common stock multiplied by the number of phantom stock units the participant chooses to exercise, less the exercise price to be paid by the participant, if any. Payment to the participant may be made in cash, common stock or a combination as determined by the Committee. A holder of phantom stock is not entitled to any dividends with respect to such units.

                  Section 162(m) disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Covered Employees"). Under Section 162(m), compensation that qualifies as "other performance-based compensation" is not subject to the $1,000,000 limit. One of the conditions necessary to qualify certain incentive awards as "other performance-based compensation" is that the material terms of the performance goals under which the award is made must be disclosed to, and approved by, the shareholders of the Corporation before the incentive compensation is paid.

                  For Restricted Stock and Phantom Stock Unit Awards the Committee may, from time to time, establish performance criteria with respect to an award. These performance criteria may be measured in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period, including but not limited to earnings, stock price, market share, regulatory compliance, and improvements in financial ratings. The performance criteria related to an award must be established by the Committee prior to the completion of 25% of the performance period or such earlier date as may be required by Section 162(m) of the Code.

                  At the end of each performance period for an award, the Committee will determine the extent to which the performance criteria established for the performance period have been achieved and determine the payout of the performance award.

                           26.

Amendment and Termination
--------------------------------------------------------------------------------

                  The Board of Directors at any time may terminate, and from time to time amend, modify or suspend the Plan in whole or in part subject to any requirement of shareholder approval as may be required by applicable law, rule, or regulation. No amendment, modification, or termination of the Plan shall in any manner adversely affect any award granted under the Plan, without the consent of the award participant.

Federal Income Tax Consequences of Options
--------------------------------------------------------------------------------

                  Incentive Stock Options. No taxable income is realized by the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (a) upon sale of such shares, an amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Corporation for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

                  If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year-from-grant/one-year-from transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price thereof, and (b) the Corporation will be entitled to deduct such amount. Any further gain or loss realized will be taxed as capital gain or loss, and will not result in any deduction by the Company.

                  If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.

                  Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (b) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset.

                  The Corporation is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

                  The Board of Directors recommends that shareholders vote FOR approval of this Plan.

                           27.

Voting Procedures
--------------------------------------------------------------------------------

                  Shareholders owning a majority of all the common shares outstanding must be present in person or represented by proxy in order to constitute a quorum for the transaction of business. Thus, approximately 10,580,413 shares will be required at the meeting for such quorum. The ten nominees receiving the greatest number of votes at the meeting, either in person or by proxy, will be elected as directors for the ensuing year or years, as indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxies returned with abstentions, will be treated as present for purposes of determining a quorum but will not be counted as voting on any matter as to which a non-vote or abstention is indicated on the proxy.

Annual Report on Form 10-K
--------------------------------------------------------------------------------

                  Management is furnishing to all shareholders a copy of the Corporation's Annual Report on Form 10-K for 2000, together with all financial statements, the schedules thereto, and a list of the Exhibits filed therewith. If any shareholder wishes a copy of the Exhibits filed with the Corporation's Annual Report on Form 10-K, the Corporation will furnish the Exhibits without charge. All requests for copies should be in writing and directed to Gregory F. Ehlinger, Senior Vice President and Chief Financial Officer, Irwin Financial Corporation, P. O. Box 929, Columbus, Indiana 47202.

Deadline for Shareholder Proposals for the 2001 Annual Meeting
--------------------------------------------------------------------------------

                  As required by law, all proposals of shareholders of the Corporation which are otherwise eligible for inclusion in the Corporation's proxy material must be received at the Corporation's principal executive offices, 500 Washington Street, Columbus, Indiana 47201, prior to December 12, 2001, in order for the proposals to be considered for inclusion in the Corporation's proxy statement and form of proxy for the 2002 Annual Meeting.

Miscellaneous
--------------------------------------------------------------------------------

                  As of the date of this proxy statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than the matters described herein. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of the Board of Directors of the Corporation.

                                                        MATT SOUZA, Secretary
                                                        March 30, 2001

                           28.

                                                                      Appendix A

                          IRWIN FINANCIAL CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE
--------------------------------------------------------------------------------

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to shareholders and others; reviewing the Corporation's system of internal control that management and the Board of Directors have established; and reviewing the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee derives its authority from the by-laws of Irwin Financial Corporation and is hereby given all resources and authority necessary to properly discharge its responsibilities. The Audit Committee's primary duties and responsibilities are to:

- Provide an open avenue of communication among management, the internal auditors, the independent accountants, and the Board of Directors.

- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

- Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below in the section titled "Duties and Responsibilities."

COMPOSITION
--------------------------------------------------------------------------------

The Audit Committee will be comprised of three or more directors. All members of the Committee will be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. An independent director may not be an employee of the Corporation, a member of the immediate family of an executive officer of the Corporation, or otherwise associated with a major vendor to or customer of the Corporation. All members of the Committee will have a working familiarity with basic finance and accounting practices, such as the ability to read and understand fundamental financial statements, and at least one member of the Committee will have accounting or related financial management expertise.

Committee appointments and selection of the committee chairperson will be approved annually by the Governance Committee of the Board upon recommendation by the Chairman of the Board of Directors.

MEETINGS
--------------------------------------------------------------------------------

The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meeting and is authorized to receive any and all pertinent information from management as determined by the Committee. The Committee will meet with the independent accountants, management, and the director of internal auditing in separate executive sessions, as deemed necessary, to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, will discuss with the independent accountants and

                           29.

management any matters of the types described in the Statement of Auditing Standards No. 61, Communications with Audit Committees, which are identified in connection with the accountants reviews of the interim financial statements.

DUTIES AND RESPONSIBILITIES
--------------------------------------------------------------------------------

To fulfill its duties and responsibilities, the Audit Committee shall perform the following:

General
--------------------------------------------------------------------------------

- The Audit Committee will report its activities to the full Board of Directors on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

- The Audit Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants, or others it needs to assist in an investigation.

- The Committee will do whatever else the law, the company's charter or bylaws, or the Board of Directors may require or direct.

Engagement of Independent Accountants and Internal Auditor
--------------------------------------------------------------------------------

- The Audit Committee will review and recommend to the Board of Directors the appointment of the independent accountants and review and recommend to the Board of Directors the discharge of the independent accountants.

- The Audit Committee will oversee the independence of the independent accountants by reviewing all significant relationships the accountants have with the Corporation, including a review of management consulting services provided by the independent accountants and the fees paid for such services.

- The Audit Committee will review and concur, by majority vote, in the appointment, replacement, reassignment, or dismissal of the Director of Internal Auditing.

- The Committee will oversee the internal audit function. The Committee will provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

- The Audit Committee will consider, in consultation with the independent accountants and the director of internal auditing, the audit scope and plans prepared by the internal auditors and the independent accountants.

- The Audit Committee will request that the director of internal auditing and the independent accountants coordinate the internal and external audits of the Corporation in order to avoid duplication of efforts.

Review of Internal and External Audit Work, and the Quarterly and Annual Financial Statements
--------------------------------------------------------------------------------

- The Audit Committee will ascertain that the independent accountants view the Board of Directors as their client, that they will be available to the full Board at least annually, and that they will provide the committee with a timely analysis of significant financial reporting issues.

                           30.

- The Audit Committee will review the following with management, the director of internal audit and the independent accountants:

  a.) The adequacy of the company's risk management processes, including any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the company's code of conduct.

  b.) Management's responses indicating action taken or planned to address such weaknesses.

- The Audit Committee will review the following with management and the independent accountant:

  a.) The company's annual financial statements and related footnotes, as well as the annual Form 10-K filing with the Securities and Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

  b.) The independent accountant's audit of and report on the financial statements.

  c.) The auditor's qualitative judgements about the quality, not just the acceptability, of accounting principles and financial disclosures.

  d.) Any serious difficulties or disputes with management encountered during the course of the audit.

  e.) Other matters related to the conduct of the audit that are to be communicated to the committee under generally accepted auditing standards.

- The Audit Committee or its Chair will review with management and the independent accountant the quarterly Form 10-Q filings with the Securities and Exchange Commission prior to their submission.

- The Audit Committee will consider and review with management and the director of internal audit:

  a.) The quarterly report provided by the director of internal audit which summarizes audit activities during the period, including any significant findings concerning the Corporation's risk management, financial reporting or compliance systems, as well as management's responses to them.

  b.) The internal audit department's annual audit plan, staffing, and professional education of the internal audit staff for each calendar year.

  c.)  The internal audit department's policy statement.

Other Responsibilities
--------------------------------------------------------------------------------

- Review and update the Audit Committee Charter annually.

- Review with management the results of regulatory examinations of the Corporation and management's responses to such reports.

- Review the substance of legal and regulatory matters that may have a material effect on the Corporation's financial statements, including significant issues raised by internal or outside counsel concerning litigation, contingencies, claims, or assessments.

- The Committee will receive a briefing of changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission, or other regulatory bodies, that may have a material effect on the financial statements.

March 30, 2001

                           31.

                          Irwin Financial Corporation
                           Annual Shareholder Meeting
                      April 26, 2001 -- 4:00 p.m. (E.S.T.)
                         Holiday Inn Conference Center
                      2480 Jonathan Moore Pike (Route 46)

                              [MAP TO HOLIDAY INN]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IRWIN FINANCIAL CORPORATION   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                              PROXY SOLICITED ON BEHALF OF THE BOARD OF
                              DIRECTORS

The undersigned does hereby nominate, constitute, and appoint John A. Nash and William I. Miller and each of them (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 26, 2001, at 4:00 p.m. (Columbus time), or at any adjournment thereof, and to vote all shares of the Corporation which the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of said meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at such meeting or at any adjournment thereof, and the Proxies are directed to:

1. Vote FOR [ ] or WITHHOLD AUTHORITY to vote for [ ] the election of the ten directors listed below, whose terms of office shall expire as indicated. (The Board of Directors recommends a VOTE FOR this proposal.)
   S. A. Dean (2004); D. W. Goodrich (2003); J. T. Hackett (2003); W. H.
   Kling (2004); B. J. Lauderback (2003); J. C. McGinty, Jr. (2003); W. I. Miller (2002); J. A. Nash (2002); L. R. Odden (2004); and T. M. Solso
   (2002).

Instructions: to withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.

     ----------------------------------------------------------------------

2. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] the Irwin Financial Corporation 2001 Stock Plan. (The Board of Directors recommends a VOTE FOR this proposal.)

3. Vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                                  (Continued on other side)

(Continued from other side)

This proxy will be voted as you specify on this proxy card. IF NO
     SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT, AND FOR THE APPROVAL OF THE IRWIN FINANCIAL CORPORATION 2001 STOCK PLAN, AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of notice of said meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for said meeting.

       THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING     Dated:                                     2001
       THEREOF.                                                      ------------------------------------------------
       PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HERE.                ------------------------------------------------
                                                                     ------------------------------------------------
                                                                     (If there are two or more co-owners, all must
                                                                     sign.)
                                                                     IMPORTANT: Please sign, date, and return this
                                                                     proxy promptly in the enclosed envelope. No
                                                                     postage required if mailed in the United
                                                                     States.)